                                            Registration Statement No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       TOTAL-TEL USA COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

               NEW JERSEY                                 22-1656895
     (State or other jurisdiction of           (IRS Employer Identification No.)
     incorporation or organization)

150 Clove Road, Little Falls, New Jersey                    07424
(Address of Principal Executive Offices)                  (Zip Code)

                             1996 STOCK OPTION PLAN

                                Warren H. Feldman
                              Chairman of the Board
                       Total-Tel USA Communications, Inc.
                                 150 Clove Road
                         Little Falls, New Jersey 07424
                     (Name and Address of Agent for Service)
          Telephone Number, Including Area Code, of Agent for Service:
                                 (973) 812-1100


                         CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed
 Title of                       maximum        maximum
Securities        Amount to     offering      aggregate        Amount of
  to be               be         price        offering        registration
Registered(1)     registered    per share       price             fee

Common Stock,
par value
$.05 per          600,000
share             shares         $18.00(1)   $10,800,000(1)    $3,002.40

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been computed in accordance with Rule 457(c) and are based upon the average of the closing bid and asked prices reported on NASDAQ on May 21, 1999.







PROSPECTUS


                                 600,000 Shares
                       TOTAL-TEL USA COMMUNICATIONS, INC.
                                  COMMON STOCK
                                (Par Value $.05)

          This Prospectus relates to an aggregate of 600,000 shares of Common
Stock, par value $.05 per share ("Common Stock") of Total-Tel USA
Communications, Inc. (the "Company") issuable upon exercise of options heretofore granted or which may hereafter be granted pursuant to the Company's
1996 Stock Option Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan.
Proceeds from the sale of the shares of Common Stock issued upon exercise of options shall be added to the general funds of the Company and shall be available for general corporate purposes.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
SALES OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION
OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
SECURITIES LAWS OF ANY SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS
NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO
THE DATE HEREOF.

          Shares purchased upon exercise of options may be sold from time to time by the holders thereof in the over-the-counter market at prices then prevailing.

          The date of this Prospectus is May 21, 1999.







                                   THE COMPANY

          The issuer of the securities covered by this Prospectus is Total-Tel
USA Communications, Inc. (the "Company"), a New Jersey corporation organized on
June 8, 1959. The principal executive offices of the Company are located at 150
Clove Road, Little Falls, New Jersey 07424 and its telephone number is (973)
812-1100.


                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, and other information with the Securities and Exchange Commission
(the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at Room 1024, Judiciary Plaza, 450 Fifth
Street, N.W., Washington, D.C. 20549 and at the Commission's New York regional office located at 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

          This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended, (the "Securities Act") relating to the securities offered hereby. This
Prospectus omits certain of the information contained in the Registration
Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          In accordance with the requirements of the Exchange Act, certain reports and other information are filed by the Company periodically with the Commission. The following documents filed with the Commission are incorporated in this Prospectus by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999 (File No. 0-2180) filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; (2) the description of the Company's Common Stock contained in the Company's
Registration Statement on Form S-2 (File No. 2-15546); and (3) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.







          All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

          Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy (without exhibits) of any of the documents incorporated by reference herein. Requests should be directed to Warren H. Feldman, Chairman of the Board of Total-Tel USA Communications, Inc.,
150 Clove Road, Little Falls, New Jersey 07424; telephone number (973) 812-1100.


                          THE PLAN

General

          The 1996 Stock Option Plan (the "Plan") was approved by the Board of
Directors on June 3, 1996 and stockholders of the Company on October 10, 1996.
The Plan provides for the grant of both incentive stock options (ISO's) and non-statutory stock options (NSO's). These options and certain Federal income tax consequences associated therewith are described below. (See "Federal Income
Tax Consequences".)

          The Plan provides for the granting of ISO's to employees of the Company, including officers and directors (employed by the Company) of the Company or any subsidiary and NSO's to employees, directors and consultants whose efforts contribute or may be expected to contribute meaningfully to the Company's growth and success.

          The aggregate number of shares of Common Stock which may be granted under the Plan is 600,000*, subject to adjustment to reflect stock splits, combinations,, sub-divisions, recapitalizations, reorganizations and certain other similar events. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is not subject to the provisions of the Employment Retirement Income Security Act of 1974 ("ERISA").


----------------
* Adjusted to reflect a 2 for 1 stock split distributed July 15, 1998.







          At May 21, 1999, ISO's to purchase 591,250 shares were held by 70 persons at prices ranging from $7.25 to $21.50 per share. Of such options, at said date, options to purchase 203,900 shares were currently exercisable and the balance of such options vest over various dates until May 5, 2003. Options to purchase 31,750 shares were exercised at various dates between January 1, 1998 and February 24, 1998, at a price of $7.25 per share.

Administration

          The Plan is administered by the Board of Directors of the Company (the
"Board") or a Committee of the Board consisting of not less than three members
(the "Committee"). The Board or Committee may select the persons to whom options are to be granted, determine the number of shares to be covered by an option, the time at which an option is to be granted, the option period, the installments in which an option may be exercised and shall establish such other provisions of the option agreement consistent with the Plan as the Board of Directors or Committee deems necessary or desirable.

Eligibility

          ISO's may be granted only to employees of the Company or a subsidiary.
No ISO shall be granted under the Plan to an employee who at the time such option is granted owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary ("10% Stockholders") unless the option price is at least 110% of the fair market value of such stock on the date of grant and the exercise period of such option shall not exceed five years from the date of grant. NSO's may be granted to employees as well as directors
(subject to certain limitations set forth in the Plan) consultants and independent contractors.

Maximum Allotment of Options

          Under the Plan, there is no stated maximum number of shares which may be optioned to any eligible person. However, pursuant to Federal tax laws, the Company may not grant an ISO under the Plan if the grant would result in the optionee holding the right to exercise for the first time in any calendar year, under all ISO's granted under the Plan or any other plan maintained by the Company, with respect to shares of Common Stock having an aggregate fair market value, determined as of the date the ISO is granted, in excess of $100,000.







Option Price and Period; Exercise Provisions

          The purchase price per share of Common Stock issuable upon exercise of an option shall be determined by the Board or Committee; provided, however, that
(i) in the case of an ISO, the exercise price shall not be less than 100% (or
110% with respect to an ISO granted to a 10% stockholder) of the fair market value of such stock on the day the option is granted and (ii) in the case of an NSO, the exercise price shall not be less than 50% of the fair market value of such stock on the day the option is granted, in each instance as determined by the Board or Committee.

          For purposes of the foregoing, the fair market value of the Common
Stock on any date shall be, if such stock is listed on a national securities exchange, the closing sale price of the stock on such exchange or, if such stock is quoted in the National Market System of the National Association of Securities Dealers, Inc., the closing sale price of such Common Stock as reported by the National Association of Securities Dealers Automated Quotation
("NASDAQ") System, in each case at the close of business on such date, or if such Common Stock is not quoted on such date, then on the date on which such Common Stock was quoted most immediately prior thereto or if such Common Stock is not quoted on the NASDAQ System, the price determined in good faith by the Board or the Committee.

          Each option granted under the Plan shall be exercisable at such time or times and during such period as shall be set forth in the instrument evidencing such option; provided, however, that no option granted under the Plan shall have a term in excess of 10 years (5 years in the case of an ISO granted to a 10% Stockholder) from the date of grant. To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but may be carried forward and be exercisable, on a cumulative basis, until the expiration of the exercise period.

          Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (iii) any combination of (i) and (ii). The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Board or the Committee.

          At the discretion of the Board, exercisable at the date of grant of an option or at the date of exercise, the exercise price may be paid by (i) an optionee's delivery of a promissory note, in form and content satisfactory to the Board, bearing interest at a rate determined by the Board, but in no event less than the minimum rate required to avoid the imputation of compensation income to the optionee under Federal tax laws or (ii) such other consideration as may be acceptable to the Board.







          The Company's obligation to deliver shares upon the exercise of any NSO's granted under the Plan shall be subject to the optionee's satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

Nontransferability of Options

          No option granted under the Plan shall be assignable or transferable by the option holder, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the recipient, the option shall be exercisable only by the grantee.

Effect of Termination of Status as Employee,  Consultant or  Director

          If an optionee ceases to be employed by the Company or one of its subsidiaries for any reason, including retirement but other than death, any option granted to such optionee under the Plan shall immediately terminate;
provided, however, that any portion of such option which was otherwise exercisable on the date of termination of the optionee's employment may be exercised within thirty (30) days (or such other period not exceeding three (3) months as the Board may determine) following the date on which the optionee ceased to be so employed, but in no event after the expiration of the exercise period. If an optionee's employment is terminated for cause, the option shall terminate as of the date of termination of employment as to all shares covered thereby.

          If an optionee is disabled as defined by the Internal Revenue Code, at the time of termination, the period in which the option may be exercised shall be not less than six (6) months nor more than one (1) year after such termination as determined by the Board. Any such exercise may be made only to the extent of the number of shares subject to the option which were purchasable on the date of such termination of employment. If the optionee dies during such period, the option shall be exercisable by the optionee's personal representatives, heirs or legatees to the same extent and during the same period that the optionee could have exercised the option on the date of death. If an optionee dies while an employee of the Company or any subsidiary of the Company, any option granted to such optionee under the Plan shall be exercisable by the optionee's personal representatives, heirs or legatees for the purchase of that number of shares and to the same extent that the optionee could have exercised the option on the date of death. The option or any unexercised portion thereof shall terminate unless so exercised prior to the earlier of the expiration of six (6) months (or such other period not exceeding twelve (12) months as the Board may determine) from the date of such death, but in no event after the expiration of the exercise period.







Amendment of the Plan

          The Board may, at any time and from time to time, insofar as permitted by law, modify or amend the Plan in any respect, except that without the approval of the stockholders of the Company, the Board may not (a) materially increase the benefits accruing to individuals who participate in the Plan, (b) increase the number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan) or (c) modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect rights under an option previously granted. With the consent of the optionee affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding options under the Plan to the extent necessary to qualify any or all options under the Plan for such favorable Federal income tax treatment (including deferral of taxation upon exercise) as may be afforded ISO's under the Internal
Revenue Code.

Adjustments Upon Changes in Capitalization

          Subject to any required action by stockholders of the Company, the number of shares covered by each outstanding option and the number of shares authorized for issuance under the Plan but as to which no options have yet been issued or which have been returned to the Plan upon cancellation of the option, as well as the price per share of Common Stock covered by each outstanding option, shall be proportionally adjusted for any change in the number of outstanding shares resulting from a stock split, stock dividend or similar event.

Rights as a Stockholder

          The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the issuance to said person of a certificate for such stock. Except for adjustments provided in the Plan for stock dividends, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Modification, Acceleration, Extension and Renewal of Options

          Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an option, or once exercisable, accelerate the rate at which it is exercisable, and may extend or renew outstanding options granted under the Plan, or authorize the surrender of outstanding options (to the extent not previously exercised) and authorize the granting of new options in substitution therefor; provided such action is permissible under Section 422 of the Internal Revenue Code. No modification of an option, without the consent of the optionee, shall alter to the optionee's detriment any rights under any option theretofore granted under the Plan.

Certain Federal Income Tax Consequences

          Because tax results may vary due to individual circumstances, each participant in the Plan is urged to consult his personal tax advisor with respect to the tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof.

          Non-Statutory Stock Options. The granting of a non-statutory stock option does not produce taxable income to the recipient or a tax deduction to the Company. Taxable ordinary income will be recognized by the holder, at the time of exercise, in an amount equal to the excess of the Fair Market Value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding Federal income tax deduction. Upon a subsequent taxable disposition of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share Fair Market Value at the time of exercise and the per share selling price. The taxable income resulting from the exercise of an option will constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to insure that funds equaling the amount of tax required to be withheld are available for payment. The tax basis for the stock acquired is the option price plus the taxable income recognized.

          Incentive Stock Options. An optionee will not recognize any taxable income at the time an ISO is granted or exercised and the Company will not be entitled to a Federal income tax deduction at that time. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the Federal "alternative minimum tax" at the date of exercise. If the optionee holds the shares acquired upon exercise of the ISO for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a Federal income tax deduction. If the shares are disposed of in a sale, exchange or other
"disqualifying disposition" within two years after the date of grant or within one year after date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the Fair Market Value of the shares at the time of exercise over the aggregate option price. The Company will be entitled to a Federal income tax deduction equal to such amount.

          Special Rules. To the extent an optionee pays all or part of the option price of an NSO by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply, except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option price shall have the same tax basis and holding period as the shares surrendered. The additional shares received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of recognition of such income.


                                 LEGAL OPINIONS

         The validity of the Common Stock offered hereby has been passed upon for the Company by the law office of Jay J. Miller, Esq., 430 East 57th Street,
New York, New York 10022, counsel for the Company. Mr. Miller is a Director and shareholder of the Company.







                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated in the prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.







                          PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Incorporated by reference herein are the following:

(i) the annual report (Form 10-K) for the fiscal year ended January 31, 1999 of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 ("Exchange Act"); (ii) all other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above; and (iii) the description of the Company's Common Stock, par value of Five Cents ($.05) per share (Common
Stock") contained in Registration Statement filed on Form S-2, File No. 2-15546 under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date such documents were filed.


ITEM 4.  DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Certain legal matters in connection with the shares of Common Stock offered hereby have been passed upon for the Registrant by Jay J. Miller, Esq., a director and shareholder of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to the New Jersey Business Corporation Act, the Registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for the Registrant.

          Under the Certificate of Incorporation, as amended, of Registrant, any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or his testator or intestate is or was a director or officer of the Registrant, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Registrant, shall be indemnified against judgments, fines, amounts paid in settlement and other liabilities and expenses, to the fullest extent permitted by law.







          The indemnification provided in the Business Corporation Act of New
Jersey is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or By-Laws or, when authorized by the certificate of incorporation, or the By-Laws, a stockholders' or directors' resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.  EXHIBITS


4(a)(i)    -    Certificate of Incorporation, as amended of the Registrant
                (1).

(a)(ii)    -    Certificate of Amendment of Certificate of Incorporation filed
                November 4, 1987 (2).

(a)(iii)   -    Certificate of Amendment of Certificate of Incorporation filed
                January 29, 1990 (2).

(a)(iv)    -    Certificate of Amendment of Certificate of Incorporation dated
                November 4, 1991 (3).

(a)(v)     -    Certificate of Amendment of Certificate of Incorporation filed
                October 18, 1996 (4).

4(b)       -    By-Laws of the Registrant (5).

5          -    Opinion of Jay J. Miller, Esq.

23(a)      -    Consent of Deloitte & Touche LLP.

23(b)      -    Consent of Jay J. Miller, Esq. (included in Exhibit 5).

__________________

(1) Incorporated by reference to Exhibits 2-A, 2-B, 2-C and 2-D to Registration Statement on Form S-2 (File No. 2-15546).

(2) Incorporated by reference to Exhibits 4(a)(ii) and (iii), respectively to Registration Statement on Form S-8 (File No. 33-64611).

(3) Incorporated by reference to Exhibit 3(c) to Registrant's Annual Report on Form 10-K for the year ended January 31, 1992.

(4)  Filed herewith.

(5) Incorporated by reference to Exhibit 2 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1972.


ITEM 9.  UNDERTAKINGS

The Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof; which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and therefore, unenforceable. In the event that a claim for such indemnification (except insofar as it provides for payment by the Registrant of expenses incurred or paid by a director of officer in the successful defense of any action, suit or proceeding) is asserted against the Registrant by a director or officer and the Commission is still of the same opinion, the Registrant will, unless the matter has, in the opinion of its counsel, been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Falls, and State of New Jersey, on the 21st day of May, 1999.

(Registrant)                                  TOTAL-TEL USA COMMUNICATIONS, INC.

                                                    By: /s/ Warren H. Feldman
                                                       -------------------------
                                                           Warren H. Feldman
                                                       Chairman of the Board and
                                                        Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 /s/ Walt Anderson
--------------------------
   Walt Anderson              Director                        May 21, 1999

 /s/ Warren H. Feldman
--------------------------
   Warren H. Feldman          Chairman of the Board          May 21 , 1999
                              and Chief Executive Officer

 /s/ Leon Genet
--------------------------
   Leon Genet                 Director                       May 21, 1999

 /s/ Henry Luken
--------------------------
   Henry Luken                Director                       May  21, 1999

 /s/ Jay J. Miller
--------------------------
   Jay J. Miller              Director                       May  21, 1999

/s/ Dennis Spina
--------------------------
  Dennis Spina                President and                  May  21, 1999
                              Director

 /s/ Thomas P. Gunning
--------------------------
   Thomas P. Gunning          Vice President                 May 21, 1999
                              and Sec./Treas.

 /s/ Salvatore M. Quadrino    Chief Financial Officer        May 21, 1999
--------------------------
  Salvatore M. Quadrino